As filed with the U.S. Securities and Exchange Commission on December 13, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BEIGENE, LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands	98-1209416
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Mourant Ozannes Corporate Services (Cayman) Limited
94 Solaris Avenue, Camana Bay
Grand Cayman KY1-1108
Cayman Islands
+1 (345) 949 4123
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Second Amended and Restated 2016 Share Option and Incentive Plan
Second Amended and Restated 2018 Employee Share Purchase Plan
(Full title of the plan)

C T Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 894-8940
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott A. Samuels
Senior Vice President, General Counsel
c/o Mourant Ozannes Corporate Services (Cayman) Limited
94 Solaris Avenue, Camana Bay
Grand Cayman KY1-1108
Cayman Islands
+1 (345) 949 4123

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value $0.0001 per share	38,671,909	(3)	$10.50	(4)	$406,055,044.50	$49,213.88
Ordinary Shares, par value $0.0001 per share	3,855,315	(5)	$8.93	(6)	$34,427,962.95	$4,172.67
Total	42,527,224				$440,483,007.45	$53,386.55
(1)  These shares may be represented by the Registrant’s American Depositary Shares (“ADSs”). Each ADS represents 13 Ordinary Shares. ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-209044).
(2)     Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional Ordinary Shares which become issuable under the Registrant’s Second Amended and Restated 2016 Share Option and Incentive Plan (the “2016 Equity Plan”) by reason of any share dividend, share split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding Ordinary Shares.
(3)     Represents (a) an increase of 38,553,159 Ordinary Shares under the 2016 Equity Plan effective December 7, 2018 and (b) 118,750 ordinary shares that were returned to the 2016 Equity Plan as a result of a forfeiture of restricted share awards previously granted under the 2016 Equity Plan.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act, and based on the average of the high and low sale prices of the Registrant’s ADSs, as quoted on the NASDAQ Global Select Market on December 10, 2018 divided by 13, the then Ordinary Share-to-ADS ratio.

(5)     Represents an increase of 3,855,315 Ordinary Shares under the Second Amended and Restated 2018 Employee Share Purchase Plan (the “2018 ESPP”) effective December 7, 2018.

(6)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act based on 85% of the average of the high and low prices of the Registrant’s ADSs as reported on the NASDAQ Global Select Market on December 10, 2018 divided by 13, the then Ordinary Share-to-ADS ratio. Pursuant to the 2018 ESPP, for each offering period, the purchase price of the Ordinary Shares reserved for issuance thereunder will be equal to 85% of the fair market value of the Ordinary Shares on either the first business day of the offering period or the last business day of the offering period, whichever is lower.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 registers an additional 38,553,159 ordinary shares under the Second Amended and Restated 2016 Share Option and Incentive Plan (the “2016 Equity Plan”). In addition, 118,750 ordinary shares were returned to the 2016 Equity Plan as a result of the forfeiture of restricted share awards previously granted under the 2016 Equity Plan. The additional shares are of the same class as other securities relating to the 2016 Equity Plan for which the Registrant’s Registration Statements on Form S-8 (Registration Nos. 333-209410, 333-216885 and 333-223319) filed on February 5, 2016; March 22, 2017; and February 28, 2018, respectively, are effective. The information contained in those registration statements is hereby incorporated by reference pursuant to General Instruction E.

This Registration Statement on Form S-8 registers an additional 3,855,315 ordinary shares under the Second Amended and Restated 2018 Employee Share Purchase Plan (the “2018 ESPP”). The additional shares are of the same class as other securities relating to the 2018 ESPP for which the Registrant’s Registration Statement on Form S-8 (Registration No. 333-225543) filed on June 8, 2018 is effective. The information contained in the registration statement is hereby incorporated by reference pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.                EXHIBITS

See the Exhibit Index below for a list of exhibits filed as a part of, or incorporated by reference into, this Registration Statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Fifth Amended and Restated Memorandum and Articles of Association of the Registrant, currently in effect

4.2(2)	Deposit Agreement dated February 5, 2016 by and among the Registrant, the Depositary and holders of the American Depositary Receipts

4.3(3)	Amendment No. 1 to Deposit Agreement, dated April 11, 2016, by and among the Registrant, Citibank, N.A. and holders of the American Depositary Receipts and Form of American Depositary Receipt

4.4(4)	Specimen Certificate for Ordinary Shares

4.5(5)	Second Amended and Restated Investors’ Rights Agreement, dated as of April 21, 2015, by and among the Registrant and certain shareholders named therein

4.6(6)	Amendment No. 1 to Second Amended and Restated Investors’ Rights Agreement, dated January 26, 2016, by and among the Registrant and certain shareholders named therein

4.7(7)	Registration Rights Agreement, dated as of November 16, 2016, by and among the Registrant and the investors named therein

4.8(8)	Letter Agreement, dated as of July 11, 2016, between the Registrant and Citibank, N.A.

4.9(9)	Form of Letter Agreement, between the Registrant and Citibank, N.A.

4.10(10)	Share Subscription Agreement, dated July 5, 2017, between the Registrant and Celgene Switzerland LLC

5.1	Opinion of Mourant Ozannes regarding the issue of ordinary shares being registered

23.1	Consent of Ernst & Young Hua Ming LLP

23.2	Consent of Mourant Ozannes (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)

99.1(11) †	Second Amended and Restated 2016 Share Option and Incentive Plan and forms of agreements thereunder

99.2(12) †	Forms of Restricted Share Unit Award Agreement and Share Option Agreement under the Registrant’s 2016 Share Option and Incentive Plan

99.3(13) †	Form of Restricted Share Unit Award Agreement for Consultants under the Registrant's Amended and Restated 2016 Share Option and Incentive Plan

99.4(14) †	Second Amended and Restated 2018 Employee Share Purchase Agreement

(1)     Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37686), filed with the U.S. Securities and Exchange Commission on December 12, 2018, and incorporated herein by reference.

(2)     Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37686), filed with the U.S. Securities and Exchange Commission on February 11, 2016, and incorporated herein by reference.

(3)                                 Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37686), filed with the U.S. Securities and Exchange Commission on April 11, 2016, and incorporated herein by reference.

(4)                                 Filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-207459), filed with the U.S. Securities and Exchange Commission on December 9, 2015, and incorporated herein by reference.

(5)                                 Filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-207459), filed with the U.S. Securities and Exchange Commission on October 16, 2015, and incorporated herein by reference.

(6)                                 Filed as Exhibit 10.21 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-207459), filed with the U.S. Securities and Exchange Commission on January 27, 2016, and incorporated herein by reference.

(7)                                 Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37686) filed with the U.S. Securities and Exchange Commission on November 17, 2016, and incorporated herein by reference.

(8)                                 Filed as Exhibit 4.7 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37686), filed with the U.S. Securities and Exchange Commission on August 10, 2016, and incorporated herein by reference.

(9)                                 Filed as Exhibit 4.9 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37686), filed with the U.S. Securities and Exchange Commission on May 10, 2017, and incorporated herein by reference.

(10)                          Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37686), filed with the U.S. Securities and Exchange Commission on July 6, 2017, and incorporated herein by reference.

(11)                          Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37686), filed with the U.S. Securities and Exchange Commission on December 12, 2018, and incorporated herein by reference.

(12)                          Filed as Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-Q (File No. 333-207459), filed with the U.S. Securities and Exchange Commission on August 9, 2018 and incorporated herein by reference.

(13)                          Filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 333-207459), filed with the U.S. Securities and Exchange Commission on November 8, 2018 and incorporated herein by reference.

(14)                          Filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37686), filed with the U.S. Securities and Exchange Commission on December 12, 2018, and incorporated herein by reference.

† Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Bahamas on December 13, 2018.

BEIGENE, LTD.

By:	/s/ John V. Oyler
	Name:	John V. Oyler
	Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

We, the undersigned directors, officers and/or authorized representative in the United States of BeiGene, Ltd., hereby severally constitute and appoint John V. Oyler and Howard Liang, and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of BeiGene, Ltd., and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	Chief Executive Officer and Chairman	December 13, 2018
/s/ John V. Oyler	(Principal Executive Officer)
John V. Oyler

	Chief Financial Officer and Chief Strategy Officer (Principal Financial and Accounting Officer)	December 13, 2018
/s/ Howard Liang
Howard Liang

/s/ Timothy Chen	Director	December 13, 2018
Timothy Chen

/s/ Donald W. Glazer	Director	December 13, 2018
Donald W. Glazer

/s/ Michael Goller	Director	December 13, 2018
Michael Goller

/s/ Ranjeev Krishana		Director	December 13, 2018
Ranjeev Krishana

/s/ Thomas Malley		Director	December 13, 2018
Thomas Malley

/s/ Xiaodong Wang		Director	December 13, 2018
Xiaodong Wang

/s/ Jing-Shyh (Sam) Su		Director	December 13, 2018
Jing-Shyh (Sam) Su

/s/ Qingqing Yi		Director	December 13, 2018
Qingqing Yi

BeiGene USA, Inc.

		Authorized Representative in the United States	December 13, 2018
By:	/s/ Scott A. Samuels
Name:	Scott A. Samuels
Title:	Senior Vice President, General Counsel